Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 28, 2016, relating to the consolidated financial statements of e.l.f. Beauty, Inc. and subsidiaries (formerly J.A. Cosmetics Holdings, Inc. and subsidiaries) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

August 26, 2016